Investor Presentation March 2016 Exhibit 99.1

Safe Harbor Statement Statements contained in this presentation that state the company’s or management’s expectations or predictions of the future are forward–looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward–looking statements. It is important to note that actual results could differ materially from those projected in such forward–looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission, and available on Valero’s website at www.valero.com.

Who We Are World’s Largest Independent Refiner 15 refineries, 3 million barrels per day (BPD) of high-complexity throughput capacity Greater than 70% of refining capacity located in U.S. Gulf Coast and Mid-Continent Approximately 10,000 employees Operator of Liquids-Focused Logistics Assets General partner and majority owner of Valero Energy Partners LP (NYSE: VLP), a fee-based master limited partnership (MLP) Significant inventory of logistics assets within Valero Wholesale Fuels Marketer Volumes distributed through branded and unbranded channels Approximately 7,500 marketing sites in the U.S., Canada, United Kingdom and Ireland Brands include Valero, Ultramar, Texaco, Shamrock, Diamond Shamrock and Beacon One of North America’s Largest Renewable Fuels Producers 11 corn ethanol plants, 1.4 billion gallons per year (85,000 BPD) production capacity Operator and 50% owner of Diamond Green Diesel joint venture – 10,800 BPD renewable diesel production capacity

Strong U.S. Gulf Coast and Mid-Continent Presence Refineries and ethanol plants are in advantaged locations See slide 20 for capacities

Current Macro Environment Abundant global supply of crude oil and natural gas Forecasted world GDP growth Structural product shortage in Latin America, Europe, Africa and Eastern Canada Demand response to lower product prices SUPPLY DEMAND North American logistics build out adds efficiency and removes mid-continent bottlenecks 2 See slide 19 in Appendix for notes regarding this slide and slides 24 – 27 for supply and demand details. Expect ample supply to keep prices low, which should continue driving increased petroleum demand. 1 3 4 5

Safety and Reliability are Imperative for Profitability See slide 19 in Appendix for notes regarding this slide.

Advantaged Location in U.S. Gulf Coast See slide 19 in Appendix for notes regarding this slide. Capacities as of January 1, 2016. Over 55% of our throughput capacity is located in U.S. Gulf Coast Access to low cost natural gas, North American and foreign crudes, deep skilled labor pool Pipeline takeaway capacity additions have increased crude competition Proximity to growing product export markets in Mexico and Latin America Competitive refined products supplier to Eastern Canada and Northwest Europe 13.4 weighted average regional Nelson Complexity Index Flexibility to process wide range of crudes and feedstocks

High Complexity Refineries and Lowest Cost Operator See slide 19 in Appendix for notes regarding this slide.

Our Portfolio Facilitates Optimization of Product Exports Distillate Gasoline Actual export volumes for 2011 – 2015. See slide 19 in Appendix for notes regarding this slide.

Capital Allocation Maintain Strong Balance Sheet (1)Debt-to-cap ratio based on total debt reduced by $2 billion of cash. (2) Payout ratio is the sum of dividends plus stock buybacks divided by net income from continuing operations excluding special items. Sustaining Capex Approximately $1.5 billion annually Key to safe and reliable operations Dividend Strategy is to maintain a sustainable dividend Non-Discretionary Growth Capex Prioritize higher-value, higher-growth, quicker payback opportunities Cash Returns Stock buybacks afford flexibility to return cash and manage capital employed Targeting 75% payout ratio(2) for 2016 Dividend increases compete for cash flow versus reinvestments Acquisitions Evaluate versus alternative uses of cash Discretionary Maintain investment grade credit rating and strong balance sheet Target 20% to 30% debt-to-cap ratio(1) 1 2 3

Capital Investments Focused on Maintaining Asset Base, Enhancing Margins, and Growing Logistics Targeting $2.6 billion in 2016 Includes some 2015 carry forward 2016 growth investments allocated approximately 50/50 for logistics and asset optimization Logistics Approximately 95% MLP-eligible Expect cash proceeds to VLO via drop downs to VLP Asset optimization Advantaged feedstocks and upgrading Focused on shorter payback cycle projects Hurdle rate of 25% IRR

Investing in Asset Optimization Products & Other Hydrocracker expansions at Port Arthur (completed Oct 2015) and St. Charles (expected in 1H16) estimated to increase distillate yield by approximately 23 MBPD New 13 MPBD Houston alkylation unit expected to startup in 1H19 Projects under development: Octane enhancement Feedstock flexibility FCC feed desalting Cogeneration 160 MBPD total new CDU capacity at Corpus Christi (commissioned Dec 2015) and Houston (expected 2Q16) to process up to 50 API sweet crude Replaces approximately 55 MBPD of purchased low sulfur resid for FCCs with indigenous production Expect net throughput capacity increase of about 105 MBPD and annual EBITDA contribution of approximately $430 MM using 2015 prices Light Crude

Investing to Improve Access to North American Crude Diamond Pipeline 440 miles of 20-inch pipe (200 MBPD capacity) connecting Memphis to Cushing, expected to startup in 3Q17 Provides supply flexibility and ability to improve crude blend quality Approximately $930 MM total project cost Exercised option in Dec 2015 to acquire 50% interest; approximately $140 MM spent in 2015 and $170 MM budgeted in 2016 Expect to receive cash proceeds if 50% interest is dropped to VLP and 12% pre-tax IRR for VLP

VLO owns entire 2% GP interest, all incentive distribution rights, and a 67.1% of outstanding LP interests High-quality assets integrated with VLO’s system Fee-based, liquids-focused revenue generation with no direct commodity price exposure Our Sponsored MLP Valero Energy Partners (NYSE:VLP) Summary 23% CAGR over MQD * This is the minimum quarterly distribution (MQD). The actual distribution was smaller as it was prorated for the period of December 16 – 31. 51% increase in quarterly cash distribution over MQD (23% CAGR as of 4Q15 distribution) $1.3 billion of drop down transactions completed VLO’s GP interest in VLP reached 50% split for 4Q15 distribution, paid on Feb 3 Accomplishments since IPO

More Than $1 Billion of Estimated MLP Eligible EBITDA Inventory Racks, Terminals, and Storage(1) Over 80 million barrels of active shell capacity for crude and products 139 truck rack bays Rail Three crude unloading facilities with estimated total capacity of 150 MBPD 5,320 purchased railcars, expected to serve long-term needs in ethanol and asphalt Pipelines(1) Over 1,200 miles of active pipelines 440-mile Diamond Pipeline from Cushing to Memphis expected to be commissioned in 3Q17 Marine(1) 51 docks Two Panamax class vessels (1)Includes assets that have other joint venture or minority interests. Wholesale Fuels Marketing Approximately 800 MBPD fuels distribution volume

Renewables Business Renewables Operations 11 ethanol plants with 1.4 billion gallons total annual production capacity Low capital investment with scale and location in corn belt Operational best practices transferred from refining Diamond Green Diesel plant 50-50 JV with approximately 11 MBPD of renewable diesel production capacity Renewables Outlook Low crude and gasoline prices expected to challenge ethanol margins Expect ethanol demand to be strong globally, driven by increasing usage mandates, low absolute finished gasoline prices, and increased vehicle miles traveled Expect renewable diesel margins to be supported by increased usage mandates and carbon pricing Ethanol plant in Linden, Indiana

We Believe Valero is an Excellent Investment Chart data sources: Bloomberg estimates as of March 7, 2016. See slide 19 in Appendix for notes regarding this slide. We Believe VLO is Undervalued Disciplined management team Strong financial position Favorable macro environment Proven operations excellence Reliability drives profitability Delivering industry-leading returns Disciplined investing to drive earnings growth Unlocking value through growth in MLP-eligible assets and drop-downs to VLP Demonstrated commitment to capital allocation to stockholders

Appendix Contents Topic Pages Notes 19 Refining Operating Statistics 20 – 21 Natural Gas Cost Sensitivity 22 Crude Oil Transportation 23 Fundamentals 24 – 27 Valero Energy Partners LP 28 – 30 Investor Relations Contacts 31

Notes Slide 5 Macro environment themes represent industry consultant views. Slide 6 Contractor total recordable incident rate from U.S. Bureau of Labor Statistics. Tier 1 process safety event defined within API Recommended Practice 754. Industry benchmarking and VLO performance statistics from Solomon Associates and Valero. Slide 7 Crude distillation capacities from company reports by geographic location. Slide 8 Valero’s U.S. Gulf Coast feedstock ranges are based upon quarterly processing rates between 2010 and 2015. Refining cash operating expenses per barrel of throughput, excluding D&A, from company reports for MPC, TSO, and HFC. PSX operating expense data from Scotia Howard Weil. Slide 9 Valero’s potential future gasoline and distillate export capacities are based upon potential expansion opportunities at the St. Charles and Port Arthur refineries. Slide 17 Peer groups in total stockholder return (TSR), dividend yield, and 2016E price to earnings ratios (P/E) consist of PSX, MPC, TSO, HFC, PBF, and DK.

Our Refining Capacity and Nelson Complexity Refinery Capacities (MBPD)(1) Nelson Complexity Index Throughput Crude Corpus Christi(2) 370 275 15.1 Houston 175 90 15.4 Meraux 135 125 9.7 Port Arthur 375 335 12.7 St. Charles 305 215 16.1 Texas City 260 225 11.1 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,720 1,354 13.4 Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9 Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8 Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0 Total 3,015 2,485 12.0* (1)Capacities and Nelson complexity indices as of Jan 1, 2016. (2)Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. 45MBPD increase in throughput compared to 2014 is related to the 70MBPD Crude Unit commissioned in December of 2015, net of 25MBPD of displaced low sulfur atmospheric resid purchases. *Weighted average.

Reliability Initiatives Have Improved Refinery Availability and Enabled Higher Utilization

U.S. Natural Gas Provides Opex and Feedstock Cost Advantages Natural gas prices year to date as of March 8, 2016 for U.S. and Europe. Estimated per barrel cost of 896,000 mmBtu/day of natural gas consumption at 93% refinery throughput capacity utilization, or 2.8 MMBPD. $750 MM higher pre-tax annual costs Our refining operations consume approximately 896,000 mmBtu/day of natural gas, of which 56% is operating expense and balance is cost of goods sold Significant annual pre-tax cost savings compared to refiners in Europe Prices expected to remain low and disconnected from global oil and gas markets

KEY Trunkline 400 Flanagan 600 Pipeline Takeaway Capacity Additions Have Increased Crude Competition in the U.S. Gulf Coast TransCanada Mainline Conversion 1,100 TMX 890 Keystone XL 700 Grand Mesa / Saddlehorn 350 Niobrara Seaway 450 Completed 2014 – 15 2016 or Later Startup Capacities in MBPD. Pipeline completion and startup dates are subject to change. Southern Access (phase2) 300 Line 9B Reversal 240 Cactus 250 BridgeTex 300 XL 700 Cushing ETP Dakota Access 450 Bakken Alberta Clipper 230 Alberta Bayou Bridge 250 Midland to Sealy 450 Permian Express II 200 Permian Eagle Ford Pipeline takeaway capacity additions expected to increase market liquidity and crude competition in U.S. Gulf Coast Discounts for inland crudes versus WTI and Brent expected to narrow Eagle Ford and Houston WTI likely to price at quality adjusted differentials to LLS

Production Growth Provides Resource Advantage to North American Refiners Source: DOE, 2015 data through December

Source: Consultant and Valero estimates. Net Global Refinery CDU Additions = New Capacity + Restarts – Announced Closures. Global Petroleum Demand Growth Expected to Outpace Refinery Capacity Expansion

Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates) Source: DOE Petroleum Supply Monthly data through December 2015. 4 Week Average estimate from Weekly Petroleum Statistics Report and Valero estimates. U.S. Gasoline Exports

Source: DOE Petroleum Supply Monthly data through December 2015. 4 Week Average estimate from Weekly Petroleum Statistics Report. U.S. Diesel Exports 12 Month Moving Average (MBPD)

VLP’s Competitive Strengths Strong Sponsor Strategic relationship with investment grade sponsor VLO Quality Assets High quality, well maintained assets integrated with VLO’s refineries and located in advantaged regions Stable Revenues Stable and predictable cash flows from long term, fee-based contracts with no direct exposure to commodity price risks High level of minimum volume commitments from VLO Strong Balance Sheet Minimal debt and ample liquidity provides opportunities for accretive acquisitions Targeting investment grade credit ratings Long Runway for Growth Drop downs from sponsor to primarily fuel growth Opportunities to diversify business and develop third party volumes as VLP matures Top Tier Distribution Growth 23% CAGR for distributions since IPO Targeting distributions to grow at about 25% for next couple of years

VLP Assets Located in U.S. Gulf Coast and Mid-Continent VLP’s assets are integrated with Valero’s refining system (1)Total consideration value. Texas Crude Systems McKee, Three Rivers, Wynnewood July 1, 2014 - $154 mm(1) Houston and St. Charles Terminals March 1, 2015 - $671 mm(1) Corpus Christi Terminals October 1, 2015 - $465 mm(1) IPO assets Drop downs

VLP Unit Price Outperformed Peers since 2014 Prices through March 8 close.

Investor Relations Contacts For more information, please contact: John Locke Vice President, Investor Relations 210.345.3077 john.locke@valero.com Karen Ngo Manager, Investor Relations 210.345.4574 karen.ngo@valero.com